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                                                                    Exhibit 4.1




                           BIO-RAD LABORATORIES, INC.

                    AMENDED 1988 EMPLOYEE STOCK PURCHASE PLAN



       1.    Purpose

             The Bio-Rad Laboratories, Inc., Amended 1988 Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of Bio-Rad Laboratories, Inc. (the "Company") to acquire an equity interest in the Company through the purchase of shares of Common Stock.

       2.    Administration

             The Plan shall be administered by the Board of Directors (or a committee of two or more directors, each of whom is a "disinterested person" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which in either case is referred to as the "Board") in accordance with Rule 16b-3. Such committee or such other persons (who need not be directors) as the Board may from time to time select (the "Administrator"), shall be responsible for any matters for which "disinterested administration" is not required by Rule 16b-3. Subject to the express provisions of the Plan, the overall supervision of the Board and to the limitations of Section 423 or any successor provision of the Internal Revenue Code of 1986, as amended, the Administrator may administer and interpret the Plan in any manner it believes to be desirable, and any such interpretation shall be conclusive and binding on the Company and all participants.

       3.    Number of Shares

             The Company has reserved for sale under the Plan 300,000 shares of Common Stock. 430,000 shares may be sold under the Plan of which 300,000 shares may be newly issued shares and 130,000 shares may be reacquired in private transactions or open market purchases.

             In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Administrator may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

       4.    Eligibility Requirements

             Each employee, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the


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 first Enrollment Date following six months of employment by the Company.
 Participation in the Plan is entirely voluntary.

             The following employees are not eligible to participate in the
 Plan:

             (i) employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary;

             (ii) employees who are customarily employed by the Company less than 20 hours per week or less than five months in any calendar year; and

             (iii) employees who are prohibited by the laws of the nation of their residence or employment from participating in the Plan.

 Employees who are also directors or "officers" of the Company (as defined in Rule 16a-1(f) under the Exchange Act, as such rule may be amended in the future) may participate only in accordance with Rule 16b-3. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Officer and director participants should be aware of the following restrictions which may be imposed by the provisions of Rule 16b-3(d)(2)(i): (1) officer and director participants must hold the Common Stock at least six months from the Purchase Date (as defined herein) and (ii) officer or director participants who cease participation in the Plan may not participate again for at least six months.

             "Employee" shall mean any individual who performs services for the Company pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1 or any successor provision. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. "Participating subsidiary" shall mean a subsidiary which has been designated by the Administrator as covered by the Plan.

       5.    Enrollment

             Any eligible employee may enroll or re-enroll in the Plan as of the first trading day of any three month, six month, or other period as shall be established by the Administrator from time to time, or such other specific trading days established by the Administrator from time to time ("Enrollment

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 Dates").  In order to enroll or re-enroll, an eligible employee must complete, sign and submit to the Company an enrollment form. Any enrollment form received by the Company before the 10th day of the month preceding an Enrollment Date, or such other date established by the Administrator from time to time ("Cut-Off Date"), will be effective on that Enrollment Date.

       6.    Grant of Options on Enrollment

             Enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of options to purchase shares of Common Stock from the Company under the Plan. Re-enrollment by a participant in the Plan will constitute cancellation by the participant of one or more outstanding options and the grant by the Company to the participant of new options (equal in number to the number of options cancelled) on the Enrollment Date on which such re-enrollment occurs. An increase (but not a decrease) in the level of payroll withholding also constitutes the grant of new options for the incremental change in the percentage withheld but does not cancel outstanding options. Any participant whose options expire and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted new options (equal in number to the number of expiring options) on the Enrollment Date immediately following the Purchase Date on which his then current options expire. Any date on which a participant is granted options under the Plan is referred to as a "Grant Date".

             Each option granted under the Plan shall have the following terms:
             (i) whether or not all shares have been purchased thereunder, the option will expire on the earliest to occur of (A) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date for such option, or such shorter option period as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (B) the date on which participation of such participant in the Plan terminates for any reason;

             (ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 7;

             (iii) purchase of shares upon exercise of the option will be accomplished only in installments in accordance with Section 8;

             (iv) the price per share under the option will be determined as provided in Section 8;

             (v) the number of shares available for purchase under each option will be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date;

             (vi) notwithstanding clause (v), the option (taken together with all other options then outstanding under this Plan and under all other similar stock purchase plans of the Company or any subsidiary) will in no event give the participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value of such shares (less the fair market value of any shares previously purchased during such year under options which have

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 expired or terminated) determined at the applicable Grant Dates in any calendar year during which such participant is enrolled in the Plan at any time; and

             (vii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

       7.    Payroll Withholding

             Each participant may elect to make contributions at a monthly rate equal to any whole percentage up to a maximum of 10%, or such other maximum percentage as the Board may establish from time to time before an Enrollment Date for all options to be granted on such Enrollment Date, of his or her monthly base earnings. Monthly base earnings exclude bonuses, overtime pay, shift premiums, long-term disability or workers compensation payments and similar amounts, but includes elective qualified contributions by the participant to employee benefit plans. The rate of contribution shall be designated by the participant in the enrollment form. A participant may elect to increase or decrease the rate of contribution effective as of any Enrollment Date by delivery to the Company not later than the related Cutoff Date of a new enrollment form indicating the revised rate of contribution. An increase (but not a decrease) in the contribution rate constitutes the grant of new options. If the rate is decreased and there is more than one option outstanding, the participant may specify the option to which such decrease should apply.

             Contributions shall be credited to a participant's account as soon as administratively feasible after payroll withholding. The Company shall be entitled to use of the contributions immediately after payroll withholding and shall have no obligation to pay interest on the contributions to any participant.

       8.    Purchase of Shares

             On the last trading day of each March, June, September and December, or on such other specific trading days as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date ("Purchase Dates") the Company shall apply the funds then credited to each participant's account to the purchase of whole shares of Common Stock. The cost to the participant for the shares purchased under any option shall be 85% of the lower of:

             (i) the fair market value on the Grant Date for such option; or

             (ii) the fair market value on the Purchase Date.

             For the purposes of the Plan, the "fair market value" of the Common Stock on a date shall be (a) the closing price of Common Stock on such date on any established stock exchange if the Common Stock is traded on such an exchange, (b) the mean between the high bid and low asked quotations for the Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System, as reported in the Wall Street

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 Journal or similar publication if such prices are so quoted or reported (if such date is not a trading day, the average of such quotations on the last preceding trading day shall be used in lieu of such quotations), or (c) the fair market value on such date as determined by the Administrator if shares of Common Stock are not so listed, quoted or reported.

             At the election of the participant, certificates evidencing shares purchased on any Purchase Date shall be delivered as soon as administratively feasible; provided, however, the Administrator may, from time to time, establish limitations as to the frequency with which a participant may elect to have certificates evidencing shares delivered hereunder. Participants shall be treated as the owners of their shares effective as of the Purchase Date. Any cash equal to less than the price of a whole share of Common Stock left in a participant's payroll deduction account on a Purchase Date shall be carried forward in such participant's account for application on the next Purchase Date.

             The Administrator may in the case of participants employed by participating subsidiaries provide for Common Stock to be sold through the relevant subsidiaries to such participants, to the extent consistent with
 Section 423 of the Internal Revenue Code.

       9.    Withdrawal From the Plan

             A participant may withdraw from the Plan in full (but not in part) at any time upon delivery to the Company of a notice of withdrawal at such times as the Administrator may determine from time to time. If notice is received before the applicable Cut-Off Date, all funds credited to a participant's payroll deduction account shall be distributed to him without interest as soon as administratively feasible after notice of withdrawal is received by the Company. An employee who has withdrawn may not return funds to the Company and require the Company to apply those funds to the purchase of shares. Any eligible employee who has withdrawn from the Plan may, however, re-enroll in the Plan again on the second subsequent Enrollment Date following withdrawal in accordance with the provisions of Section 5.

       10.   Termination of Employment

             Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary, or legal representative, all amounts credited to the participant's payroll deduction account.



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       11.   Leave of Absence

             Unless a participant has voluntarily withdrawn from the Plan, shares will be purchased for that participant's account on the Purchase Date next following commencement of a leave of absence by such participant. Participation in the Plan will terminate immediately after the purchase of shares on such Purchase Date, however, unless:

             (i) the leave of absence is of less than 90 days duration and is due to illness, injury or other reason approved by the Administrator; or

             (ii) the participant's right to reemployment after such leave is guaranteed by contract or statute.

       12.   Designation of Beneficiary

             Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the Company and shall control over any disposition by will or otherwise.

             As soon as administratively feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator or other legal representative of the participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary instructions.

       13.   Assignment

             The rights of a participant under the Plan shall not be assignable by such participant, by operation of law, or otherwise. No participant may create a lien on any funds, securities, rights or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated. A participant's right to purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

       14.   Administrative Assistance

             If the Administrator in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon

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 enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the participant's name, or if the participant so indicates in the enrollment form, in the participant's name together with the name of one or more other persons, in joint tenancy with right of survivorship or spousal community property, or in certain forms of trusts approved by the Administrator.

       15.   Costs

             All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company.

       16.   Reports

             The Company shall provide or cause to be provided to each participant a report of his or her contributions and the shares purchased by that participant as of each Purchase Date.

       17.   Equal Rights and Privileges

             All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Internal Revenue Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Internal Revenue Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.

       18.   Applicable Law

             The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

       19.   Modification and Termination

             The Board may amend, alter or terminate the Plan at any time. No amendment shall be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the voting power of the Company's outstanding shares, if such amendment would:

             (i) increase the number of shares reserved for purchase under the Plan;

             (ii)  materially increase the benefits to participants; or

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             (iii) materially modify the requirements for participation;

             (iv) amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-3.

             In the event the Plan is terminated, the Board may elect to terminate all outstanding options either prior to expiration or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants without interest as soon as administratively feasible.

             If at any time the shares available under the Plan are overenrolled, enrollments shall be reduced proportionately to eliminate the overenrollment. Any funds that cannot be applied to the purchase of shares due to overenrollment shall be refunded to participants as soon as administratively feasible.

       20.   No Right of Employment

             Neither the grant nor the exercise of any rights to purchase shares under this Plan nor anything in this Plan shall impose upon the Company any obligation to employ or continue to employ any participant. The right of the Company to terminate any employee shall not be diminished or affected because any rights to purchase shares have been granted to such employee.

       21.   Requirements of Law

             The Company shall not be required to sell, issue, or deliver any shares of Common Stock under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the participant of any provision of law. Unless a registration statement under the Securities Act of 1933 (the "Act") is in effect with respect to the shares of Common Stock proposed to be delivered under the Plan, the Company shall not be required to issue such shares if, in the opinion of the Company or its counsel, such issuance would violate the Act. Regardless of whether such shares of Common Stock have been registered under the Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. As a condition precedent to the issuance of any shares of Common Stock under the Plan, the Company may require evidence satisfactory to it or its counsel to the effect that the purchaser of such shares is acquiring the shares for investment and not with a view to their distribution. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.


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             If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock issued under the Plan is no longer required in order to comply with applicable securities or other laws, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing a like number of shares lacking such legend.

             The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or delivery of shares pursuant to the exercise of any right to comply with any law.

       22. Board and Shareholder Approval

             This Plan was originally approved by the Board of Directors on March 2, 1988 and by the holders of a majority of the voting power of all outstanding shares of the Company on April 26, 1988. The Plan became effective on January 1, 1989. The Plan was first amended by the Board of Directors on January 15, 1992 and by holders of a majority of the voting power of all outstanding shares of the Company on April 28, 1992. The Plan was further amended by the Board of Directors on February 2, 1994 and by the holders of a majority of the voting power of all outstanding shares of the Company on April 26, 1994.





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